EXHIBIT 10.57


                                                                  Execution Copy

                                                   [SJL LOGO]



                      EXISTING TERRITORY LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "Agreement"), made as of this 30th day of June, 1987, between SIMMONS U.S.A. CORPORATION, a corporation duly created, organized and existing under the laws of the State of Delaware, having its office and principal place of business at 6 Executive Park Drive, Atlanta, Georgia, U.S.A., (hereinafter referred to as the "Licensor"), and SJL INVESTMENT LIMITED, a corporation duly created, organized and existing under the laws of Japan, having its office and principal place of business at 3/F, Suzumaru Bldg. 2-39-8 Nishi-Shinbashi, Minato-ku, Tokyo, Japan (hereinafter referred to as the "Licensee").

                                   WITNESSETH:

     WHEREAS, Licensor has acquired and developed and continues to acquire and develop patents, technology and know-how relating to the manufacture of mattresses having pocket-coil and open-coil innerspring constructions, box spring, and bedding components, including the equipment necessary for such manufacture, the use of such equipment, plant layouts, product specifications, materials, and other information;

     WHEREAS, Licensor represents that it has the right to grant a license relating to the Technology and the Patents (as hereinafter defined) and other rights specified herein;

     WHEREAS, Licensor has the sole and exclusive ownership rights in the Registered Trademarks (as hereinafter defined) in connection with the sale, importation, distribution, advertisement and promotion of the Licensed Products (as hereinafter defined) in the Licensed Territory (as hereinafter defined), and the right to grant licenses to others for the use of the Registered Trademarks;

     WHEREAS, Licensor has developed and continues to develop Marketing Information (as hereinafter defined) which may be used in connection with the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory;

     WHEREAS, Licensee desires to obtain an exclusive license for the use of the Technology, the Licensed Trademarks (as hereinafter defined) and the Patents and other rights in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory, and to use the Marketing Information in connection with the marketing, sale,

















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importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory;

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

                                   DEFINITIONS
                                   -----------


1.(a) "Affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. For this purpose, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.(b) "Competitor" shall mean each person listed on Schedule 1.(b), such persons being those persons, not exceeding seven (7) in number at any time, ranking not lower than seventh (7th) in total gross sales in the United States of Licensed Products as determined by a recognized industry survey. Licensor may, not more frequently than at the end of each Contract Year (as hereinafter defined) of Licensee, update
          Schedule 1.(b) by (i) deleting from Schedule 1.(b) each person which has ceased to rank at least seventh (7th) in terms of the total gross sales in the United States of Licensed Products and (ii) adding to
          Schedule 1.(b) any other person which then ranks at least seventh
          (7th) in terms of the total gross sales in the United States of Licensed Products; provided, that any person added to Schedule 1.(b)
                             --------
          in accordance with the foregoing shall not be deemed to be a Competitor, to the extent that Licensee or any of its Affiliates or Sublicensees (as hereinafter defined) shall have, in accordance with
          Section 2.(d) or 4.(f) and prior to the date on which such person was added to Schedule 1.(b) by Licensor, entered into any license or sublicense agreement with, or disclosed any Confidential Information (as hereinafter defined) to such person or any other person that Licensee, its Affiliate or Sublicensee has determined, after reasonable inquiry, manufactures any bedding products for such person.

1.(c) "Confidential Information" shall have the meaning set forth in Section 4.(b).

1.(d) "Contract Year" shall mean (i) with respect to Licensee, the period commencing on the date of this Agreement and ending on the last day of Licensee's current fiscal year and each



















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                                       -3-

subsequent fiscal year of Licensee during the term of this Agreement and (ii) with respect to each Sublicensee, the period commencing on the date of the license or sublicense agreement between Licensee and such Sublicensee and ending on the last day of such Sublicensee's fiscal year in which such license or sublicense agreement was entered into, and each subsequent fiscal year of such Sublicensee during the term of such license or sublicense agreement and this Agreement, or such other periods as Licensee and such Sublicensee shall agree in such license or sublicense agreement.

1.(e)     "Deferred Payment" shall have the meaning set forth in Section
          8.(e)(i).

1.(f) "Effective Date" shall mean the latest of (i) the date of this Agreement, (ii) the date of the lapse of any waiting period or extension thereof imposed by any competent ministry or agency of the Japanese Government pursuant to any pertinent provisions of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended), (iii) the date on which any other necessary governmental approvals, other than the filing referred to in Section 11.(a) hereof and the registrations of the Licensee pursuant to Sections 11.(b) and 11.(c) hereof as the exclusive licensee of the Patents and the Licensed Trademarks with the relevant registry in each country or territory in the Licensed Territory, have been obtained or (iv) the "Effective Date" as defined in the Stock Purchase Agreement (as hereinafter defined).

1.(g)     "Equipment" shall have the meaning set forth in Section 3.(c).

1.(h)     "Guarantee" shall have the meaning set forth in Section 8.(e)(ii).

1.(i) "Japanese Trademarks" shall mean the trademarks identified as being registered or used in Japan on Schedule 1.(z) attached hereto.

1.(j) "Licensed Products" shall mean (i) bedding products, including but not limited to mattresses, box springs, bedding components and related bedding accessories, and (ii) in respect of each Trademark, all items included in each class with respect to which such Trademark is currently registered in the Licensed Territory. "Licensed Products" shall include all Royalty Products (as hereinafter defined).

1.(k) "Licensed Territory" shall mean Hong Kong, Japan, Macau and Singapore, as they are presently constituted, and, in the case of Hong Kong and Macau, as they may in the future be






















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                                       -4-

          incorporated as a part of the People's Republic of China. "Licensed Territories" shall mean the Licensed Territory as defined herein and in the NTR License Agreement (as hereinafter defined).

1.(l) "Licensed Trademarks" shall mean (i) with respect to Japan, all Registered Trademarks registered in Japan and (ii) with respect to each country or territory in the Licensed Territory other than Japan, all Registered Trademarks registered in such country or territory or in Japan.

1.(m) "Marketing Information" shall mean the advertising and other marketing aids presently within Licensor's knowledge, possession or control or hereinafter developed or acquired by Licensor, which may be used in connection with the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory.

1.(n) "Net Sales" shall mean the invoiced price, exclusive of all taxes (including excise, sales and value added taxes), of the Royalty Products sold by Licensee and its Affiliates and each Sublicensee and its Affiliates to an independent purchaser (either wholesale or retail) in an arms length transaction, excluding packing fare charged by third parties, freight, insurance premium, cash and other customary trade discounts and amounts refunded or credited on returned products. "Net Sales" shall also include in the case of the sale of any Licensed Product which includes a Royalty Product as a component thereof, an amount equal to the price of such Royalty Product designated in the price list being generally used by Licensee or a Sublicensee, as applicable, at the time of such sale. In computing net sales, no deduction shall be made for other discounts or uncollectable accounts or for any costs incurred by Licensee or a Sublicensee, as applicable, in the manufacture, sale or distribution of the Royalty Products. Notwithstanding the foregoing, if and to the extent that the government of any country or territory in the Licensed Territory shall at any time during the term of this Agreement require any changes in the way Net Sales are computed for purposes of this Agreement or any license or sublicense agreement hereunder, such required changes shall be deemed to be incorporated into this definition to the extent necessary to comply with any such requirement.

1.(o) "New Products" shall mean such products other than Licensed Products, including but not limited to furniture and household goods, as Licensee may in the future (under the terms of Section 2.(f) hereof) manufacture, sell, import, distribute, advertise or promote using any trademarks identical or confusingly similar to any of the Trademarks.




















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                                       -5-

1.(p) "NTR License Agreement" shall mean the New Territory License Agreement dated as of the date hereof between Licensor and Simmons Asia Limited.

1.(q) "Non-Japanese Trademarks" shall mean the trademarks identified as being registered or used in any country or territory other than Japan on Schedule 1.(z) attached hereto.

1.(r) "Patents" shall mean all patents (including, but not limited to, method patents, utility models and design patents) issued prior to the Effective Date or to be issued during the term of this Agreement by any government in the Licensed Territory, all continuations, continuations-in-part, derivatives, substitutions, divisions, extensions, reissues, reexaminations or renewals of such patents, and all patent applications for any such patents, filed prior to the Effective Date or to be filed during the term of this Agreement with any government in the Licensed Territory, owned, controlled or licensable without payment of consideration by Licensor now or at any time during the term of this Agreement, which patents and patent applications cover any pocket-coil or open-coil mattress and box spring; provided, that "Patents" shall not include any such patents
                  --------
          after the expiration thereof.

1.(s)     "Patent License" shall have the meaning set forth in Section 2.(b).

1.(t) "Registered Trademarks" shall mean the trademarks identified as being registered in any country or territory in the Licensed Territory on
          Schedule 1.(z) attached hereto.

1.(u) "Royalty Product" shall mean (i) any pocket-coil mattress and box spring which is produced or assembled in accordance with the Technology or the Patents or (ii) any pocket-coil or open-coil mattress and box spring sold by Licensee, any Affiliate of Licensee or any Sublicensee under a Licensed Trademark or under any trademark which is identical or confusingly similar to any Licensed Trademark. For purposes of this Section 1.(u), the phrase "under a Licensed Trademark or under any trademark which is identical or confusingly similar to any Licensed Trademark" shall mean the affixation of such a trademark to a pocket-coil or open-coil mattress or box spring, or the use of such a trademark in connection with the advertisement or promotion of such products to the ultimate purchaser thereof, but shall not mean (i) affixation of any such trademark to a pocket-coil or open-coil mattress or box spring solely as a result of compliance with law (other than as may be required to establish sufficient use of the Licensed Trademark) or (ii) use of any such trademark in connection with invoicing, re-invoicing, distribution and other general administrative or clerical functions.



















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1.(v)     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of May 15, 1987, as amended by an Amendment Agreement, dated as of June 26, 1987, by and among Prudential Asia Investments Limited, a corporation duly created, organized and existing under the laws of the British Virgin Islands ("PAIL"), Licensor and Sleeper Associates Limited Partnership, a limited partnership duly created, organized and existing under the laws of the State of Delaware ("Sleeper").

1.(w)     "Sublicensee" shall have the meaning set forth in Section 2.(d).

1.(x) "Technology" shall mean all proprietary technology and know-how not patented in the Licensed Territory, including all technology which has been patented, is the subject of a patent application or is patentable in any country or territory outside the Licensed Territory and all technology which, subsequent to the Effective Date and during the term of this Agreement, becomes patented in the Licensed Territory under
          Section 12.(b) hereof but in such case only until it becomes so patented, relating to the manufacture of mattresses having pocket-coil and open-coil innerspring constructions, box spring, and bedding components, including the equipment necessary for such manufacture, the use of such equipment, plant layouts, product specifications, materials, and other information, presently within Licensor's knowledge, possession or control or hereinafter developed or acquired by Licensor.

1.(y)     "Technology License" shall have the meaning set forth in Section
          2.(a).

1.(z) "Trademarks" shall mean all of the trademarks identified in Schedule 1.(z) attached hereto.

1.(aa)    "Trademark License" shall have the meaning set forth in Section 2.(c).

1.(bb) "Licensee Technology" shall have the meaning set forth in Section 2.(g)(iv).

1.(cc)    "Licensee Technology Products" shall have the meaning set forth in
          Section 2.(g).

                                GRANT OF LICENSES
                                -----------------

2.(a) Subject to Section 6.(c) hereof, Licensor hereby grants to Licensee an exclusive and perpetual right, license and privilege to use, and to sublicense others to use, the Technology in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any sublicenses being subject to the conditions hereinafter contained (the "Technology License").

2.(b) Subject to Section 6.(c), Licensor hereby grants to Licensee an exclusive and perpetual right, license and privilege to use, and














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                                       -7-

          to sublicense others to use, the Patents, in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any sublicenses being subject to the conditions hereinafter contained (the "Patent License").

2.(c) Subject to Section 6.(c) hereof, Licensor hereby grants to Licensee an exclusive and perpetual right, license and privilege to use, and to sublicense others to use, the Licensed Trademarks on and in connection with the manufacture, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any sublicenses being subject to the conditions hereinafter contained (the "Trademark License").

2.(d) Licensee may, with the prior written consent of Licensor, which consent shall not be unreasonably withheld and which will be deemed to have been given if Licensor fails to respond to Licensee's request for such consent within five (5) days after receipt of such request, sublicense all or any of the rights granted under Sections 2.(a), (b) and (c) to any person ("Sublicensee"), including its Affiliates, which shall agree in writing to be bound by all of the terms and conditions of this Agreement; provided, that Licensee may not sublicense any
                             --------
          Patents or Technology relating to the manufacture of pocket-coil mattresses to a Competitor or to any person that Licensee has determined, after reasonable inquiry, manufactures any bedding products for a Competitor. Each sublicense agreement shall provide that Licensee may, and Licensee hereby agrees to, terminate such sublicense agreement if the Sublicensee thereunder breaches any provision of Section 4 or 6.(a) hereof and fails to remedy such breach within ten (10) business days after such Sublicensee's receipt of Licensee's written notice of such breach. Licensee hereby agrees to cause delivery of such written notice within ten (10) business days of notice or discovery of breach.

2.(e) Licensor hereby irrevocably sells, assigns and transfers to Licensee whatever right Licensor may have, if any, (i) to use and license others to use, any Trademarks other than the Licensed Trademarks on and in connection with the manufacture, sale, importation, distribution, advertisement and promotion of any Licensed Products within the Licensed Territory, (ii) to use and license others to use, any trademarks identical or confusingly similar to any of the Trademarks, on and in connection with the manufacture, sale, importation, distribution, advertisement and promotion of any New Products within the Licensed Territory and (iii) to register any such Trademarks or trademarks in its name for such use with the government of each



















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                                       -8-

          country or territory in the Licensed Territory; provided, that
                                                          --------
          such rights with respect to New Products may be exercised only in accordance with Section 2.(f) hereof. Licensor further agrees not to take any action, including but not limited to bringing a legal action against Licensee for trademark infringement, that would have the effect of preventing Licensee from fully exercising the rights granted, to Licensee under this Section 2.(e). The preceding sentences notwithstanding, Licensee shall not (i) use the MAXIPEDIC or HIDE-A-BED trademarks on any products which are not within Class 20 (as presently constituted) of the Japanese Product Classification of Goods or are otherwise closely related to such Class 20 products which are associated with bedding or (ii) use the BEAUTYREST trademark on any Licensed Products other than pocket-coil mattresses and box springs.

2.(f) Licensee shall not use, or license others to use, any trademarks identical or confusingly similar to any of the Licensed Trademarks, on or in connection with the manufacture, sale, importation, distri-bution, advertisement and promotion of any New Products within the Licensed Territory, unless Licensee shall have made a written request to Licensor for approval of such use and Licensor shall have consented to the same in writing. Licensor's consent hereunder shall not be unreasonably withheld and will be deemed to have been given if Licensor fails to respond to Licensee's request for such consent within five (5) days after receipt by Licensor of such request.

2.(g) Subject to Section 6.(c) hereof, Licensee hereby agrees that upon the Licensor's request, it will grant to Licensor an exclusive and perpetual right, license and privilege to use, and to sublicense others to use, the Licensee Technology (as defined herein) in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the products referred to in clause (i) of the definition of Licensed Products (such products are referred to herein as "Licensee Technology Products") within the North American Continent, such license and any sublicenses to be subject to the terms and conditions set forth in this paragraph below:

          (i) Licensee shall disclose, and at the request of Licensor, deliver to Licensor the Licensee technology as and when such Licensee Technology is developed or acquired by Licensee. At the request of Licensor and at the Licensor's expense, Licensee shall file applications for patents for any of the Licensee Technology in any jurisdiction located on the North American Continent;

          (ii) Licensor, its Affiliates and its sublicensees and their Affiliates shall pay a license fee equal to one percent (1%) of net sales (calculated on a comparable basis as Net Sales) of Licensee Technology Products during each contract year

















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                                       -9-

               (calculated on a comparable basis to Section 1.(d)(i)), except,
                                                                       ------
               however, this provision does not intend to require Licensor to
               -------
               pay any license fee on any product which it could otherwise manufacture, use, sell, import, distribute, advertise or promote within the North American Continent without using any Licensee Technology delivered by Licensee to Licensor pursuant to the license granted pursuant to this Section 2.(g);

         (iii) The license from Licensee to Licensor created pursuant to this Section 2.(g) shall be subject to the relevant provisions of Sections 3.(c) through 3.(e), 4, 6, 7, 8.(e)(iii), 8.(f), 9,
               10, 11.(b), 12.(d) through 12.(i), 13-17, 18.(a), 18.(c) through
               18.(h) except 18.(d)(ii) and 19-24, construed in a manner so as to grant Licensee all of the privileges and obligations of a licensor hereunder and to grant Licensor all of the privileges and obligations of a licensee granted Licensee hereunder but
                                                                        ---
               subject to the terms and limitations of this Section 2.(g); and
               -------

          (iv) As used in this Section 2.(g), "Licensee Technology" shall mean all proprietary technology and know-how, whether or not patented or patentable, developed or acquired by Licensee and relating to the manufacture of mattresses having pocket-coil and open-coil innerspring constructions, box springs and bedding components, including the equipment necessary for such manufacture, the use of such equipment, plant layouts, product specifications, materials and other information.

                              TECHNICAL ASSISTANCE
                              --------------------

3.(a) To assist Licensee in the production of the Licensed Products, Licensor shall disclose and deliver to Licensee, in exchange for the payments described in Sections 8.(b) and 8.(c) hereof, (i) on the Effective Date, the Technology presently within its knowledge, possession or control, and the Patents, and (ii) thereafter, the Technology and/or Patents developed or acquired by Licensor from time to time, as and when such Technology and/or Patents are developed or acquired by Licensor.

3.(b) To assist Licensee in the marketing, sale, importation, distribution, advertisement and promotion of the Licensed Products, Licensor shall, in exchange for the payments described in Section 8.(c) hereof, (i) as soon as possible after the Effective Date, disclose and deliver to Licensee the Marketing Information presently within its knowledge, possession or control, and (ii) thereafter, inform Licensee of the Marketing Information developed or acquired by Licensor from time to time, as and when such Marketing Information is developed or acquired by Licensor and make such information available to Licensee upon request.



























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3.(c)     Licensor shall advise Licensee of the manufacturing equipment
          ("Equipment") it considers most suitable for the manufacture of the Licensed Products. Licensor shall also advise Licensee of companies which sell such Equipment but shall have no obligation to deliver the Equipment to Licensee.

3.(d) Upon fifteen (15) days' prior written notice to Licensor, Licensee may from to time request Licensor to send, and Licensor shall send, qualified technical personnel to Licensee's facility for the purpose of installing Equipment, advising Licensee how to employ and maintain the Equipment, instructing Licensee with respect to the use of the Technology and Patents, and providing Licensee with Marketing Information, for periods of time aggregating, together with all periods of time during which Licensor shall send qualified technical personnel to the facility of Licensee under the NTR License Agreement pursuant to Section 3.(d) thereof, not more than ninety (90) man days (or such greater number of man days as may be acceptable to Licensor) during each Contract Year, but not exceeding twelve (12) man days in any one-month period. Licensor agrees to waive the requirements set forth in the preceding sentence in cases in which Licensee demonstrates to Licensor's satisfaction that compliance with such requirements would result in harm to Licensee. Licensee agrees to reimburse Licensor for reasonable traveling (including business class transportation), living and other expenses of Licensor's personnel at Licensee's facility during each Contract Year and, in the event Licensor's technical personnel shall be required to be at Licensee's facility pursuant to this Section 3.(d) for more than thirty (30) business days during any Contract Year, to pay the reasonable salary of such personnel for each business day, in excess of thirty (30) business days, that such personnel shall be at Licensee's facility. Any visits by Licensee's personnel to Licensor's facilities shall be at the expense of Licensee, and shall be made only upon fifteen (15) days' prior written notice to Licensor and with Licensor's prior written approval, which approval shall not be unreasonably withheld. Licensee hereby assumes full and complete responsibility for any loss or damage resulting from any visit to any facility of Licensor pursuant to this Section 3.(d) and agrees to indemnify and hold harmless Licensor from any such loss or damage (including the expenses of any claim or suit), excepting only loss or damage which results from wilful or grossly negligent acts or omissions of Licensor or of its agents or employees.

3.(e) All information supplied pursuant to this Section 3 shall be in the language versions and measurement systems in which the information is then maintained by Licensor. Any further translation or conversion required by Licensee shall be at Licensee's expense.

                     CONFIDENTIALITY AND PROPRIETARY RIGHTS
                     --------------------------------------

4.(a) Licensor and Licensee acknowledge that the Technology, Patents, Licensee Technology and any technical or accounting data, or business information of either Licensor or Licensee, including, but not limited to, correspondence and private technical discussions and related memoranda, may embody highly valuable confidential information which is not generally known to the public and which is proprietary to Licensor or Licensee. The parties further acknowledge that any such information is properly considered to be trade secrets, and consist of devices, processes and compilations of technical information which are secret, confidential and not generally known to the public and which are the product of the expenditure of time, effort, money and/or creative skills. Licensor and Licensee may each disclose to the other confidential or proprietary technical, accounting or general business data, and each may disclose any such data to its Affiliates, and Licensee may disclose any such data to its Sublicensees, all of which data shall be maintained as confidential in accordance with the provisions of this Section 4 by the party to whom it is disclosed.

4.(b) Any information exchanged pursuant to this Agreement which is to be maintained confidential (hereinafter "Confidential Information"), shall be (i) if delivered in writing, designated with the legend "Confidential" (or comparable legend) and (ii) if disclosed orally, by demonstration or by sample, indicated "Confidential" at the time of such disclosure and followed by a letter designated with the legend "Confidential" (or comparable legend) sent to the receiving party within thirty (30) days after such disclosure referring to the date and place of such disclosure and describing the Confidential Information. In addition, Confidential Information shall include any other information exchanged pursuant to this Agreement which the party to whom it was disclosed actually knew was confidential.

4.(c) Licensor and Licensee mutually agree to maintain each other's Confidential Information in confidence, and, except as permitted by this Agreement, not to disclose such Confidential Information to any third party without the prior written consent of the other party, during the term of this Agreement and for ten (10) years thereafter. Such Confidential Information may be used by the receiving party within its place of business and disclosed to its Affiliates and their respective employees and agents, and in the case of Licensee its Sublicensees, to whom disclosure is reasonably necessary.

4.(d) Licensor and Licensee mutually agree and covenant that any Confidential Information received pursuant to this Agreement and disclosed to their respective Affiliates, and in the case of Licensee its Sublicensees, shall be held confidential by such Affiliates and Sublicensees in the same manner that Licensor or Licensee is obligated under the terms of this Section 4.

4.(e) Each party may make copies of materials designated Confidential that are delivered to the other party as permitted by this Agreement. All such copies shall at all times be subject to the terms and conditions of this Agreement and shall remain the property of the transmitting party.

4.(f) Licensee, its Affiliates and its Sublicensees shall be permitted to have other persons or firms, whether domestic or foreign, manufacture any Licensed products, or parts thereof, for the account of Licensee, its Affiliates or its Sublicensees, which manufacture requires the use of material designated Confidential by Licensor; provided, that (i)
                                                           --------
          such other person or firm agrees in writing to protect Licensor's Confidential Information in the same manner that Licensee is obligated under this Section 4, a copy of which agreement shall be provided to Licensor, and, if the Confidential Information being disclosed constitutes Patents or Technology relating to the manufacture of pocket-coil mattresses, such other person or firm is not a Competitor and Licensee, its Affiliate or Sublicensee, as applicable, has determined, after reasonable inquiry, that such other person or firm does not manufacture bedding products for any Competitor, or (ii) Licensor consents in writing prior to any disclosure or use of such Confidential Information. Licensee further agrees that in the event it receives written notification from Licensor, or actually knows, that any person or firm to which it has disclosed Confidential Information in accordance with the terms of this Section 4.(f) has breached any relevant provision of this Section 4, Licensee shall use its best efforts to cause such person or firm to remedy such breach and, in the event such breach is not remedied within ten (10) business days after the receipt by such other person or firm of Licensee's written notice, Licensee shall immediately terminate the arrangement pursuant to which it disclosed such Confidential Information to such person or firm.

4.(g) Subject to Section 6.(b), Licensor shall be permitted to disclose to any third party any Confidential Information relating to the Technology, patents corresponding to Patents and to technical and accounting data and business information, but only to the extent such information has been developed by, or is proprietary to, Licensor.

4.(h) The preceding provisions of this Section 4 shall not apply to any information designated confidential which:

               (i) at any time after the Effective Date and prior to the time of disclosure becomes known to the receiving party, as evidenced by its written records; or

              (ii) is or becomes publicly known or available through no breach of this Agreement; or

             (iii) is independently developed by the receiving party as evidenced by its written records; or

              (iv) is disclosed pursuant to the requirement of a governmental agency or by operation of law.

          Each party shall have the right to file patent applications for its own inventions relating to any product, and it shall not be considered a breach of this Agreement for such party to set forth in the disclosure of those patent applications such information disclosed hereunder as may be necessary to describe completely such party's invention in accordance with the requirements of the patent law of the country involved.

          It shall not be considered a breach of this Agreement for Licensee to provide a third party with any information disclosed hereunder, when such information is provided by Licensee in connection with the sale or distribution of any Licensed Products and provided that such information is necessary for such sale or distribution, or in the use, of such Licensed Products.

4.(i) In performing its obligations under this Section 4, each party shall employ procedures no less restrictive than the strictest procedures used by such party to protect its own confidential data, which procedures on request shall be explained in reasonable detail in writing to the requesting party.

4.(j) Each party will promptly, during the term of this Agreement, notify the other party of any actual or suspected unauthorized use or disclosure of any Technology, Trademarks or Confidential Information or infringement of any Patents of which such party has knowledge and will reasonably cooperate with the other party in the investigation and prosecution of such unauthorized use, disclosure or infringement.

4.(k) Each party will use its best efforts to protect the good name and reputation of the other party, the Trademarks and the goods represented by the Trademarks.

                       STANDARD OF LICENSEE'S PERFORMANCE
                       ----------------------------------

5.(a) The Licensed Products to be manufactured, sold and distributed by Licensee, its Affiliates or any of its Sublicensees shall, at all times, meet the standards of quality of materials and workmanship currently maintained by Licensor with respect thereto (as such standards may be revised from time to time to reflect changes in the Patents or the Technology).

5.(b) All packaging and advertising of the Licensed Products in connection with the Licensed Trademarks shall be consistent with the standards promulgated from time to time by Licensor.

5.(c) Licensee shall furnish Licensor with samples of all labels and packaging, and, upon Licensor's request, advertising, on which any of the Licensed Trademarks are utilized.

5.(d) Licensor shall, upon reasonable written notice to Licensee, have the right to inspect Licensee's place of manufacture of the Licensed Products at all reasonable times, and to inspect the finished inventory of Licensed Products and work in process of Licensed Products of Licensee in order to ascertain whether Licensee is in compliance with Sections 5.(a) and 5.(b) hereof. The expenses of such inspection shall be borne by Licensor.

5.(e) Licensee agrees that the Licensed Trademarks shall be physically affixed or attached to the Licensed Products sold under those marks, in such a manner so as to at all times constitute legal use of the Trademarks and the Licensee will not do any act, or omit to do any act, except as expressly contemplated in this Agreement, that will in any way impair or affect the strength of the Licensed Trademarks, continuity of the registrations therefor, or Licensor's interest therein.

5.(f) Licensee agrees that the Licensed Products will be manufactured, sold and distributed in accordance with all applicable laws.


                                LICENSED PRODUCTS
                                -----------------

6.(a) Except as provided in Sections 2.(g) and 6(c), Licensee shall not (and shall not permit any third party to whom Licensee may hereafter grant a license or sublicense, as applicable, to manufacture, sell, distribute, advertise, promote or export any products to) manufacture, sell, distribute, advertise or promote in, or export to, any country or territory not included in the Licensed Territories (including, without limitation, any territory where Licensor competes or has granted an exclusive license to another licensee), any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks, or sell or distribute any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks to any person which intends, to the best knowledge of Licensee or the third party licensee or sublicensee, directly or through its agents or customers, to export the same to any country or territory not included in the Licensed Territories.

          Licensee acknowledges that the Trademarks, especially the SIMMONS and BEAUTYREST trademarks, are famous worldwide.

6.(b) Except as provided in Section 6(c), Licensor shall not (and except as set forth in Schedule 6.(b), shall not permit any third party to whom Licensor has granted a license to manufacture, sell, distribute, advertise, promote or export any products to) manufacture, sell, distribute, advertise or promote in, or export to, the Licensed Territory any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks, or sell or distribute any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks to any person which intends, to the best knowledge of Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory. Licensor hereby represents and warrants to Licensee that, except as set forth on Schedule 6.(b), none of the existing license agreements between Licensor and third parties relating to the manufacture, sale, distribution, exportation, advertisement and/or promotion of any products permits the licensee thereunder to manufacture, sell, distribute, advertise or promote in, or export to, the Licensed Territory any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks, or sell or distribute any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks to any person which intends, to the best knowledge of Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory, and Licensor hereby covenants with Licensee that it will not enter into any license agreements in the future with third parties (other than Affiliates of Licensee) which would permit the licensee thereunder to manufacture, sell, distribute, advertise or promote in, or export to, the Licensed Territory any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks, or sell or distribute any Licensed Products, any New Products or any other products bearing trademarks identical or confusingly similar to any of the Trademarks, to any person which intends, to the best knowledge of Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory.

6.(c)     Notwithstanding anything to the contrary contained herein:

          (i) if Licensor or any of its Affiliates negotiates or receives a contract order from a customer located inside or outside the Licensed Territories which specifically requests Licensed Products made in the United States for supply within the Licensed Territory, Licensor or such Affiliate shall notify Licensee of such order and Licensee shall have the right to either (1) supply such order by purchasing such Licensed Products from Licensor or such Affiliate at such price and on such terms as Licensor and Licensee may from time to time agree in writing, or (2) permit Licensor or such Affiliate to supply the order upon payment to Licensee of a commission equal to five (5%) percent of the invoice price (calculated on a comparable basis to "Net Sales" hereunder) with respect to each such sale; and

          (ii) if Licensee or any of its Affiliates negotiates or receives an order from a customer located inside or outside the Licensed Territories for Licensed Products made in Japan for supply outside the Licensed Territories, Licensee or such Affiliate shall notify Licensor of such order and Licensor shall have the right to either (1) supply such order by purchasing such Licensed Products from Licensee or such Affiliate at such price and on such terms as Licensor and Licensee may from time to time agree in writing, or (2) permit Licensee or such Affiliate to supply such order upon payment to Licensor of a commission equal to five (5%) percent of the invoice price (calculated on a comparable basis to "Net Sales" hereunder) with respect to each such sale; provided, however, that nothing in this Section 6.(c)(ii) shall
               --------
               contravene any restriction in any license or similar agreement that Licensor has entered into in respect of any country or territory outside the Licensed Territories and is in effect as of the Effective Date.

                                   ENFORCEMENT
                                   -----------

7.(a)     (i)  In the event of any actual or suspected unauthorized use or disclosure of any Technology, any Licensed Trademark or any Confidential information or Licensor or any infringement of any Patents by any person, Licensor shall have the right (but not the obligation) to take such action, including bringing a suit against such person, as it shall deem advisable in its discretion. Licensor further agrees that Licensee shall have the right (but not the obligation) at Licensee's sole cost and expense to bring suit against any such person; in such event, Licensor shall provide any assistance in the prosecution of such litigation reasonably requested by Licensee and shall join or permit suit to be brought in its name if necessary to enable
               Licensee to prosecute effectively such litigation.

          (ii) In the event of any actual or suspected unauthorized use or disclosure of any Trademarks other than the Licensed Trademarks or any Confidential Information of Licensee by any person, Licensee shall have the right (but not the obligation) to take such action, including bringing a suit against such person, as it shall deem advisable in its discretion. Licensor shall provide any assistance in the prosecution of such litigation reasonably requested by Licensee.

          (iii)In the event that any litigation is initiated pursuant to Section 7.(a)(i) or 7.(a)(ii), the prosecuting party agrees to pay the other party's out-of-pocket costs in rendering such cooperation at the prosecuting party's request. In any such litigation, or any settlement thereof which may be made, any sums received shall be applied first to repay the party not bringing the suit (Licensor or Licensee) for all costs and expenses (including attorneys' fees) of such litigation (to the extent any such costs and expenses have not been reimbursed or previously paid by the party bringing the suit) and the balance, including any royalties to be paid by any infringer in the future, shall be paid to the party bringing the suit.

7.(b) If (i) except as otherwise permitted by Section 6.(c)(i), any Affiliate or licensee of Licensor or a third party manufactures, sells, distributes, advertises or promotes in, or exports to, the Licensed Territory any Royalty Product and such conduct constitutes a breach of Section 6.(b) and Licensor does not or cannot cause such manufacture, sale, distribution, advertisement, promotion or exportation to cease, or (ii) any third party manufactures, sells, distributes, advertises or promotes in, or exports to, the Licensed Territory any Royalty Product, such conduct does not constitute a breach of Section 6.(b) and Licensee unsuccessfully brings suit to cause such manufacture, sale, distribution, advertisement, promotion or exportation to cease, then Licensee shall be deemed licensed hereunder, on a royalty-free basis, for the manufacture, sale, distribution, advertisement, promotion or exportation of such

          Royalty Product in the limited geographic market within the Licensed Territory in which such third party is manufacturing, selling, distributing, advertising or promoting, or to which such third party is exporting, such Royalty Product; provided, that nothing in this
                                              --------
          Section 7.(b) is intended to relieve Licensor of any liability it may otherwise have for a breach of any provision of this Agreement.

                              ROYALTIES AND REPORTS
                              ---------------------

8.(a)     As compensation to Licensor for the Trademark License granted under
          Section 2.(c) and the related rights assigned under Section 2.(e), Licensee shall pay to Licensor a non-refundable royalty of $5,500,000, of which (i) $4,290,000 shall be in respect of the Japanese Trademarks and (ii) $1,210,000 shall be in respect of the Non-Japanese Trademarks, payable as provided in Section 8.(e).

8.(b)     As compensation to Licensor for the Patent License granted under
          Section 2.(b), Licensee shall pay to Licensor a non-refundable royalty of $1,000,000, payable as provided in Section 8.(e).

8.(c) As compensation to Licensor for the Technology License and Marketing Information granted under Section 2.(a) and Section 3.(b), respectively, Licensee shall pay to Licensor a non-refundable royalty of $2,200,000, payable as provided in Section 8.(e).

8.(d) As additional compensation to Licensor for the Trademark License granted under Section 2.(c), the Patent License granted under Section 2.(b) and the Technology License and Marketing Information granted under Sections 2.(a) and 3.(b), respectively, Licensee and each of its Sublicensees shall pay to Licensor, for each Contract Year an amount equal to one percent (1%) of Net Sales of the Royalty Products in the Licensed Territory during such Contract Year.

8.(e)     (i)  The aggregate compensation set forth under Sections 8.(a), (b),
               (c) and (d) shall be payable as follows:

               (A)  $2,100,000 delivered to the Licensor on the Effective Date;

               (B) $6,027,500 subject to the terms of Annex C attached hereto, payable to Licensor in full, together with interest thereon calculated at an annual rate of 7%, on January 22, 1988 (the "Deferred Payment"); and

               (C) $572,500 payable to Licensor pursuant to a six-year, non-negotiable subordinated promissory note having terms contained in, and in substantially the form of Annex A attached hereto (the "Note").

               Subject to adjustments required by the following sentence, the parties agree that the payments in subparagraphs (A) and (B) of this Section 8.(e)(i) shall be allocated on a pro rata basis among the Trademark License (in such case on a pro rata basis among the Japanese Trademarks and the Non-Japanese Trademarks), the Patent License and the Technology License. The payment in subparagraph (C) of this Section 8.(e)(i) shall be allocable to the license of the Japanese Trademarks.

          (ii) The payment of the Deferred Payment shall be guaranteed by PAIL and Licensee agrees to deliver or cause to be delivered to Licensor, on or prior to the Effective Date, a guarantee of PAIL in substantially the form attached hereto as Annex B (the "Guarantee"). Furthermore, if PAIL transfers any shares of the capital stock of Licensee to one or more Affiliates of PAIL, Licensee shall cause such Affiliate or Affiliates to execute a guarantee or guarantees substantially in the form of the executed Guarantee. Nothing in the preceding sentence shall be construed to limit or reduce the liability of PAIL under the Guarantee.

         (iii) The royalty payments to be made pursuant to Section 8.(d) shall be payable (A) in the case of Licensee, within thirty (30) days after the end of Licensee's first Contract Year, and thereafter within thirty (30) days after the end of each six (6) month period during the term of this Agreement and (B) in the case of each Sublicensee, within thirty (30) days after the end of such Sublicensee's first Contract Year, and thereafter within thirty
               (30) days after the end six (6) month period during the term of this Agreement and the relevant sublicense agreement; provided,
                                                                     --------
               that in the event Licensee or any Sublicensee fails to pay any royalties payable under Section 8.(d) when due in accordance with this Section 8.(e)(iii), Licensee or such Sublicensee, as applicable, shall pay to Licensor in addition to such royalties, interest thereon calculated at a per annum rate equal to the sum
                                                --- -----
               of (i) one and one-half percent (1-1/2%) and (2) the per annum
                                                                    --- -----
               rate of interest announced from time to time in New York City by the Chase Manhattan Bank, N.A. at such time as its prime commercial lending rate as in effect on each relevant day, for the period from the date payment is due to the date payment is made. At the time of payment of such royalties, Licensee or a Sublicensee, as applicable, shall furnish a royalty statement, certified to be accurate by Licensee or such Sublicensee, as applicable, indicating the gross sales and Net Sales of the Royalty Products sold by Licensee or such Sublicensee, as applicable, in the Licensed Territory, together with unit sales by model and size.

8.(f) The rendering of any royalty statement, and/or payment of any royalty shown to be due thereby, shall not in any event bar, or in any way operate as an estoppel of, Licensor's rights of examination, inspection and audit, as provided in Section 10, nor any rights or remedies of Licensor to any additional royalties that may be found to be due, all of which rights and remedies shall survive and shall not be deemed to have been waived by any act or omission on the part of Licensor.

                               CURRENCY AND TAXES
                               ------------------

9. All royalties due Licensor hereunder shall be payable in United States dollars, in Atlanta, Georgia, United States of America converted from each currency in which Net Sales are calculated at the average of the telegraph buying and selling rates published by the Bank of Tokyo in Tokyo on the date of the royalty statement relating thereto. In the event that any amounts payable by Licensee to Licensor under this Agreement are taxable by the government of Hong Kong, Japan, Macau, Singapore or any other country or territory in the Licensed Territory, and taxes are required to be withheld and paid from such amounts by Licensee, Licensee shall withhold and pay such taxes. Licensor agrees to provide Licensee with such documentary evidence as may be required under law to establish any claim to a reduced rate of withholding under any income tax treaty currently in effect between the United States and the relevant country in the Licensed Territory. If Licensee deducts and pays the proper tax authority any such tax, it shall furnish the official documentation of such tax payment to Licensor within sixty (60) days after remittance to Licensor of a royalty payment from which a deduction for taxes has been made. If evidence of such payment is not submitted within such sixty (60) day period, payment of the amount deducted shall be made by Licensee to Licensor within ten (10) days of the expiration of the sixty (60) day period.

                              EXAMINATION OF BOOKS
                              --------------------

10. Licensee shall (and shall cause its Sublicensees to) maintain, for a period of at least three (3) years after each royalty statement is delivered to Licensor, such accurate books and records as shall be sufficient to confirm the number of Royalty Products sold by Licensee (and its Sublicensees) in the Licensed Territory, and the total royalties due and payable under this Agreement. Licensee shall (and shall cause its Sublicensees to) permit reasonable inspection by an independent certified public accountant of such books and records as may reasonably be required to verify such data. Any such certified public accountant shall be chosen by Licensor subject to the reasonable approval of Licensee (or, if applicable, a Sublicensee) and shall be paid for by Licensor. Such certified public accountant shall only verify to Licensor whether Licensee's (or a Sublicensee's) royalty statements are correct and, if any such statements are deemed incorrect, such certified public accountants will report to Licensor the number of Royalty Products sold in the Licensed Territory by Licensee (or its Sublicensee) during the period or periods in question and the total royalty properly payable thereon. Notwithstanding any other provision of this Agreement, should any figure established by such inspection by such certified public accountant differ by more than four and one-half percent (4.5%) from the corresponding figure in the royalty statements furnished Licensor by Licensee (or any Sublicensee) hereunder, Licensee (or such Sublicensee, as applicable) shall reimburse Licensor for any and all expenses incurred by Licensor in the course of such inspection. The accuracy of any royalty payment may not be challenged by Licensor after expiration of the three-year period during which Licensee (and each Sublicensee) must maintain books and records sufficient to confirm the accuracy of the report relating thereto.

                            GOVERNMENT REGISTRATIONS
                            ------------------------

11.(a) Licensor shall use its best efforts and cooperate fully with Licensee to file a notification of this Agreement with the Japanese Fair Trade Commission pursuant to the Antimonopoly and Fair Trade Maintenance Act (Law No. 54, 1947), as soon as reasonably practicable after the date hereof, but in any event not later than thirty (30) days after the date hereof, and, subject to the provisions of Section 23.(2) hereof, to promptly comply with any order of the Japanese Fair Trade Commission pursuant to its review of this Agreement.

11.(b) Licensor shall use its best efforts and cooperate fully with Licensee to register, (i) immediately after the Effective Date and (ii) thereafter from time to time as any Patent is newly-registered in the Licensed Territory, the Patent License granted under this Agreement
          (1) as a sen'yo exclusive license in the Register at the Patent Office
                   ------
          of Japan in respect of each Patent registered in Japan and (2) as an executive license with the appropriate registry in Hong Kong, Macau, Singapore and any other country or territory in the Licensed Territory in which any Patents may be registered. The expenses of such registrations shall be shared equally by Licensor and Licensee.

11.(c) Licensor shall register Licensee, immediately after the Effective Date, (i) as the sen'yo exclusive licensee of each Registered
                           ------
          Trademark registered in Japan in the Register at the Japanese Patent Office and (ii) as the exclusive licensee of each Registered Trademark registered in Hong Kong, Macau, Singapore or any other country or territory in the Licensed Territory, in the appropriate registries maintained by the relevant governments, and Licensee agrees to cooperate fully with Licensor to obtain such registrations. From time to time after the Effective Date, and upon the request of Licensee, Licensor shall use its best efforts and cooperate fully with Licensee to register Licensor (or at Licensor's option, Licensee) as the registered owner of any unregistered Licensed Trademark, and if applicable, Licensee as the exclusive licensee thereof, with the appropriate registries in Hong Kong, Japan, Macau, Singapore and any other country or territory in the Licensed Territory. From time to time after the Effective Date, Licensor shall maintain and renew all registrations for the Registered Trademarks and any Licensed Trademarks newly-registered and shall use its best efforts and cooperate fully with Licensee in connection with Licensee's renewal of each such exclusive licensee registration. The expenses of such registrations shall be shared equally by the Licensor and Licensee, except that Licensee shall bear all expenses relating to the registration of any Licensee shall bear all expenses relating to the registration of any Licensed Trademarks newly-registered in Licensee's name. In the event that any of the registrations referred to in the first sentence of this Section 11.(c) is, after exhaustion of all administrative remedies, finally denied by the relevant government authority, or, in any event, does not become effective, for any reason other than a defect in the title or other rights of Licensor in a relevant Registered Trademark constituting a breach of any representation, warranty, covenant or other agreement of Licensor under this Agreement, prior to (1) in the case of any country or territory in the Licensed Territory other than Singapore, the first anniversary of the Effective Date, or (2) in the case of Singapore, the sixtieth (60) day after the first anniversary of the Effective Date, Licensee shall be entitled to such remedies and/or damages, including but not limited to the termination of this Agreement and the return to Licensee by Licensor of all consideration paid to Licensor by Licensee hereunder, as may be determined in accordance with Section 20 hereof.

11.(d) From time to time after the Effective Date and subject to Section 2.(f) hereof, Licensor shall cooperate fully with Licensee, and take such action as Licensee shall reasonably request, in connection with License's registration of any one or more (i) Trademarks, other than the Licensed Trademarks, assigned to Licensee with respect to Licensed Products pursuant to Section 2.(e) hereof or (ii) trademarks identical or confusingly similar to any of the Trademarks assigned to Licensee with respect to New Products pursuant to Section 2.(e) hereof, with any of the appropriate trademark registries maintained by the governments of Hong Kong, Japan, Macau, Singapore or any other country or territory in the Licensed Territory, each such registration to be made in the name of Licensee. The expenses of such registrations shall be borne by Licensee.

11.(e) Except as provided in Section 11.(d), Licensee shall not register with any government in the world any trademark identical or confusingly similar to any Trademark for use on or in connection with the manufacture, sale, importation, distribution, advertising and promotion of any products.

11.(f) Licensee agrees that it will accept, and it will cause its attorney to accept, a power of attorney of Licensor, whereby Licensor authorizes Licensee or its attorney to carry out any ministerial filings required by this Section 11. Licensee will, and will cause its attorney to, dutifully carry out any obligation of Licensor pursuant to this
          Section 11 which Licensee, or its attorney, is legally permitted and authorized by the power of attorney to carry out.

                         WARRANTIES AND INDEMNIFICATION
                         ------------------------------

12.(a) Licensor represents and warrants to Licensee that, except as set forth in Schedule 12.(a), (i) it has the right to use the Technology presently in its knowledge, possession or control; (ii) it is the registered owner of the Registered Trademarks in the Licensed Territory, free from encumbrances, and as of the date of this Agreement, none of the Trademarks has been registered by Licensor with any government in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement or promotion or any product other than as specified in Schedule 12.(a) and none of the Registered Trademarks has been registered by any third party with any government in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement or promotion of any Licensed Products; (iii) it has the right to enter into this Agreement and the sole right to grant the licenses, rights and privileges granted herein, including but not limited to the Technology License and, with respect to the Registered Trademarks, the Trademark License;
          (iv) there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements by it or arising as a result of its action relating to the use of the Technology, Patents, Trademarks or the Marketing Information in the Licensed Territory or otherwise inconsistent with the rights granted Licensee by this Agreement; and (v) immediately after the Effective Date Licensee's use of such Technology, Patents, Registered Trademarks and Marketing Information in connection with the manufacture, sale, importation, distribution, advertisement or promotion of Licensed Products in accordance with the terms of this Agreement does not infringe any right of any person, firm or corporation under the patent, copyright or trademark laws of any country in the Licensed Territory.

12.(b) Licensor further represents that the patents and/or applications therefor listed on Schedule 12.(b) attached hereto constitute all Patents issued to, owned or licensable by Licensor or its Affiliates as of the date of this Agreement in the Licensed Territory which cover in whole or in part devices or processes contained in or relating to pocket-coil mattresses and box spring and that it has full power and authority to grant the Patent License to Licensee under such Patents and/or applications therefor. Licensor agrees to submit to Licensee an updated Schedule 12.(b) on the Effective Date and otherwise within thirty (30) days after any change in the Patents. From time to time during the term of this Agreement, Licensor shall use, upon request of Licensee, its best efforts to obtain Patents for all existing and new Technology which is patentable in any country or territory in the Licensed Territory with the appropriate registry in such country or territory in the Licensed Territory.

12.(c) Licensor further represents that, except for the notification and the registrations referred to in Sections 11.(a), 11.(b), 11.(c) and 11.(d) hereof, it has made all registrations and filings with, and obtained approvals of, any government agency necessary in connection with this Agreement, including but not limited to the notification of this Agreement to the Bank of Japan pursuant to the Foreign Exchange and Foreign Trade Control Law of Japan (Law No. 228 of 1949, as amended).

12.(d) Each party hereto (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other party hereto, any Affiliate thereof and their respective successors, if any, (the "Indemnified Party"), at any time after the Effective Date, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses, which were reasonably incurred by the Indemnified Party, net of any insurance proceeds received by the Indemnified Party with respect thereto (all such amounts, net of insurance proceeds being hereafter referred to collectively as "Damages"), asserted against, resulting to, imposed upon or incurred by the Indemnified Party, directly or indirectly, by reason of or resulting from (i) a breach of any representation or warranty or any covenant or other agreement of the Indemnified Party contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach and (ii) any claim against the Indemnified Party by a third party based upon the manufacture, sale, advertisement, promotion or distribution of any Licensed Product by the Indemnifying Party, including, without limitation, product liability claims (items (i) and (ii) are collectively, "Claims").

12.(e)    (i)  Notwithstanding any other provisions of this Agreement, no amount shall be payable in indemnification under this Section 12 of this Agreement to Licensee unless the aggregate amount of Damages in respect of which (A) Licensor would be liable under any other provisions of this Agreement plus (B) the Damages Sleeper or Licensor would be liable to the Buyer Group (as defined in the Stock Purchase Agreement) pursuant to the Stock Purchase
               Agreement plus (C) the damages Licensor would be liable to the Indemnified Party (as defined in the NTR License Agreement) pursuant to the NTR License Agreement exceeds on a cumulative basis One Million Dollars ($1,000,000), and then only to the extent of such excess.

         (ii) Notwithstanding the foregoing Section 12.(e)(i), a Claim described in Section 12.(d) of this Agreement that would otherwise give rise to a Claim against Licensor for Damages shall not be deemed to have occurred unless the Damages resulting from the single misrepresentation or breach of warranty, covenant or agreement that constitute such event exceeds Fifty Thousand Dollars ($50,000), provided that for purposes of this sentence, all Claims for Damages arising out of the same or similar facts constituting, or events causing, any such breach shall be treated as a single Claim.

        (iii) Notwithstanding any other provisions of this Agreement, the foregoing paragraphs (i) and (ii) of this Section 12.(e) shall not apply to any Claim based upon a breach of any covenant or other agreement contained in or made pursuant to this Agreement required to be performed after the Effective Date, including but not limited to any amounts payable by Licensor to Licensee pursuant to Section 11.(c) hereof other than as a result of a breach of any representation set forth in Section 12(a).

         (iv) Notwithstanding any other provisions of this Agreement, Licensor shall not be liable for any Damages pursuant to the terms of this Agreement resulting from any Claim hereunder if Sleeper is liable for such Claim under the Stock Purchase Agreement.

          (v)  Licensor shall not be liable for any Claims made pursuant to
               Section 12.(d) of this Agreement in the event that such Claim is based on a breach of a representation or warranty which was actually known by Mr. Tormond Isetorp.

         (vi) Notwithstanding Section 12.(d)(ii), Licensee shall not be liable for any product liability claims brought against Licensor or its Affiliates, in the event liability is based upon a design or other defect in any Technology or Patents developed or acquired by Licensor after the Effective Date.

        (vii) In any case where an Indemnifying Party has indemnified an Indemnified Party for any Damages and such Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Indemnifying Party, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount so indemnified by the Indemnifying Party.

12.(f) The obligations and liabilities of the Indemnifying Party under any provision of this Agreement with respect to Claims relating to third parties shall be subject to the following terms and conditions:

          (i) Whenever the Indemnified Party shall have received notice that such a Claim has been asserted or threatened, which, if valid, would be subject to an indemnity under this Agreement, the Indemnified Party shall as soon as reasonably possible and in any event within the earlier of thirty (30) days after receipt of such notice or such date as an answer to a complaint or similar initiation of judicial proceedings shall be due, notify the Indemnifying Party of such Claim and of all relevant facts within its knowledge which relate thereto: provided, however, that the
                                                   --------  -------
               failure of the Indemnified Party to give timely notice hereunder shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement unless, and only to the extent that, such failure caused the Damages for which the Indemnifying Party is obligated to be greater than they would have been had the Indemnifying Party been given timely notice hereunder.

          (ii) The Indemnifying Party will have the right, but not the obligation, to assume the defense of any claim made pursuant to
               Section 12.(f). If the Indemnifying Party, within the earlier of thirty (30) days after receipt of notice of a Claim pursuant to
               Section 12.(f) or such date as an answer to a complaint or similar initiation of judicial proceedings shall be due, fails to assume the defense of such Claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. The Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

        (iii)  Anything in this Section 2.(f) to the contrary notwithstanding,
               (A) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to defend, at its own cost and expense, and to compromise or settle such claim with the consent of the Indemnifying Party, and (B) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment. In the event the Indemnifying Party makes a bona fide settlement proposal which the third party claimant has confirmed is acceptable to it and which the indemnified Party rejects, the indemnifying Party's obligation to indemnify the indemnified Party shall be limited to such settlement proposal.

12.(g) The Indemnification set forth in this Section 12 shall survive the termination of this Agreement only in respect of any Claims based on facts or circumstances existing as of, or arising out of Licensed Products manufactured or sold prior to, the date of such termination, for a period of ten (10) years or, if shorter, the relevant statute(s) of limitations.

12.(h) Nothing in this Section 12 shall be construed to limit the non-monetary equitable remedies of either party hereto in respect of any breach by the other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement required to be performed after the Effective Date.

12.(i)    (i)  In the event Licensor should be required to pay monies with respect to Indemnification to Licensee, pursuant to any indemnification provision of this Agreement, Licensee or Licensor may setoff the amount owed to Licensee by Licensor in indemnification against any amounts due to Licensor under this Agreement or against any other amounts which, at the time, Licensee or any of its Affiliates owes to Licensor.

         (ii) In the event Licensee should be required to pay monies with respect to indemnification to Licensor, pursuant to any indemnification provision of this Agreement, Licensor may setoff the amount owed to Licensor by Licensee in indemnification against any amounts which, at the time, Licensor or any of its Affiliates owes to Licensee.

                            CONSTRUCTION OF AGREEMENT
                            -------------------------

13. This License Agreement, and all of the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, United States of America (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).

                                   ASSIGNMENT
                                   ----------

14. Subject to the restrictions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld, except (i) for sublicenses permitted pursuant to Section 2.(d) hereof, (ii) by Licensee, to an Affiliate of Licensee which is the licensee under the NTR License Agreement, (iii) to a successor in interest of a party which acquires substantially all of the business of such party, whether by sale of assets, sale of stock, consolidation or merger and (iv) for assignments by Licensor of its rights but not its obligations hereunder to any of its creditors as required pursuant to the terms or conditions of any mortgage, indenture, pledge, agreement or other instrument made or entered into by Licensor on or before the date hereof.

                             LICENSE AGREEMENT ONLY
                             ----------------------

15. It is the intention of the parties hereto to enter into a license agreement only and nothing herein contained shall be construed to regard the parties hereto as constituting partners or joint venturers, or to constitute the arrangement herein provided for as a partnership or joint venture.

                                     NOTICES
                                     -------

16. Any and all notices or other writings, which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt registered), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided,
                                                                    --------
          that notices of a change of address shall be effective only upon receipt thereof):

          To Licensor:   President - Simmons U.S.A. Corporation
                         6 Executive Park Drive
                         Atlanta, Georgia, U.S.A. 30329

                         Facsimile No.:  (404) 321-3030 ext. 359

          Copies to:     General Counsel
                         Simmons U.S.A. Corporation
                         P.O. Box 95465
                         Atlanta, Georgia  30347

                         Facsimile No.:  (404) 331-3030 ext. 359

                         and

                         Lorraine Sostowski, Esq.
                         Lane and Edson, P.C.
                         2300 M Street, N.W.
                         Washington, D.C.  20037

                         Telex No.: 510 6007600
                         Answerback:  LIBRA
                         Facsimile No:  202-955-9607

          To Licensee:   Representative Director
                         SJL Investment Limited
                         3/F, Suzumaru Bldg.
                         2-39-8 Nishi-Shinbashi
                         Minato-ku, Tokyo

                         Facsimile No.: 813-433-7399

          Copy to:       Coudert Brothers
                         31/F. Alexandra House
                         20 Chater Road
                         Hong Kong
                         Attn:  Patrick B. Fenn, Esq.

                         Telex No.: 74073
                         Answerback:  AMLAW HX
                         Facsimile No.: 852-520-1077

          If mailed as aforesaid, ten (10) days after the date of mailing shall be the date notice shall be deemed to have been received.

                           AMENDMENT AND MODIFICATION
                           --------------------------

17. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

                              TERM AND TERMINATION
                              --------------------

18.(a) The term of this Agreement and the licenses granted hereunder shall commence on the Effective Date and shall continue perpetually, unless terminated pursuant to, and only by reason of the events described in, this Section 18.

18.(b) If Licensee fails to pay the Deferred Payment when payable and shall continue to fail to do so for a period of fourteen (14) days after the date such payment is due, Licensor shall have the right to terminate this Agreement immediately by giving written notice thereof. For purposes of this provision, the Licensee shall be deemed to have failed to pay the Deferred Payment if Licensor is required to remit any portion of the Deferred Payment to the holders of Senior Debt (as defined in Annex C hereto) pursuant to the terms of Annex C hereto.

18.(c) Licensor may terminate the Technology License and the Patent License granted hereunder by giving Licensee written notice thereof in the event that Licensee shall fail to pay any royalties payable by Licensee to Licensor pursuant to Section 8.(d) hereof when due in accordance with Section 8.(e)(iii) hereof, and such failure has not been remedied within ninety (90) days after the date payment of such royalties was due. In the event of a dispute or controversy as to the amount of royalties payable hereunder, the failure to pay any amount in dispute shall not be deemed a failure to pay for purposes of this Section 18.(c) until thirty (30) days after such dispute shall have been resolved in accordance with the procedures in Section 20 hereof; provided, that
                                                               --------
          any additional royalties ultimately determined to be owing shall be treated as not having been paid when due for purposes of Section 8.(e)(iii).

18.(d) Licensor may terminate this Agreement by giving Licensee written notice thereof in the event that (i) Licensee or any of its Affiliates breaches Section 6.(a) of this Agreement by manufacturing, selling or distributing any Licensed Products outside the Licensed Territories, except as expressly permitted pursuant to Section 6.(c)(ii) of this Agreement, and such breach has not been remedied within sixty (60) days after receipt by Licensee or its Affiliate of written notice from Licensor calling attention to such breach, specifying the nature thereof and the action required to correct the breach, or (ii) Licensee or any of its Affiliates breaches Section 4 of this Agreement by disclosing, without Licensor's prior written consent, any Confidential Information (designed as "confidential" in accordance with clause (i) or (ii) of the first sentence of Section 4.(b) hereof) constituting Patents or Technology relating to the manufacture of pocket-coil mattresses, to a Competitor or any other person that Licensee or its Affiliate has determined, after reasonable inquiry, manufactures any bedding products for any Competitor, and such breach has not been remedied by Licensee or its Affiliate, as applicable, within ninety (90) days after receipt by Licensee or its Affiliate of written notice from Licensor calling attention to such breach, specifying the nature thereof and the action required to correct the breach; provided, that a breach by Licensee or its Affiliate of the
                  --------
          type described in (ii) above shall not constitute a basis for Licensor's termination of this Agreement pursuant to this Section 18.(d), unless such breach was the result of a wilful or grossly negligent act or omission of Licensee, its Affiliate or any of their respective officers, employees or agents, which act or omission resulted in a material adverse harm to Licensor's business or reputation.

18.(e) Termination of this Agreement for any reason shall not release Licensee from any obligation to pay any royalties accrued and unpaid at the effective date of such termination nor to pay royalties on the Royalty Products manufactured prior to termination but sold or used after termination, nor shall such termination release any party of any part of any obligation accrued prior to the date of such termination, or obligations continuing beyond termination of the Agreement.

18.(f) Upon termination of this Agreement, Licensee shall have a period of six (6) months after the date of termination in which to sell off its then remaining inventory of Licensed Products and shall report to Licensor with respect to such sales and make the requisite royalty payment, if any, within thirty (30) days after the end of the aforesaid six-month period. All other duties and obligations of Licensee under this Agreement shall remain in force during the sell-off period. Within thirty days after termination of this Agreement, Licensee and each Sublicensee shall deliver to Licensor a statement indicating the number and description of the Licensed Products which it had on hand or in the process of manufacturing as of the termination date. Licensor shall have the option of conducting a physical inventory at the time of termination and/or at a later date in order to ascertain or verify such statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its rights hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

18.(g) After the termination of this Agreement or any of the Licenses granted hereunder, (i) all rights granted to Licensee pursuant to the Patent License, Technology License and/or the Trademark License, as applicable, which has or have been terminated shall forthwith revert to Licensor, who shall be free to license others to use such rights in connection with the manufacture, sale, distribution, advertisement, promotion, and exportation of the Licensed Products in the Licensed Territory and, except as otherwise expressly permitted by the Agreement, Licensee shall refrain from further use of such rights or any further reference to them, either directly or indirectly, in connection with the manufacture, sale, advertisement, promotion, and exportation of the Licensed Products in the Licensed Territory, (ii) any of the Patent License, Technology License, and/or the Trademark License, as applicable, which has or have not been terminated and all provisions of this Agreement relating thereto shall remain fully effective and (iii) all rights sold, assigned or transferred to Licensee and Licensee shall be free to continue to use all Trademarks and trademarks identical or confusingly similar to any of the Trademarks which have, prior to such termination, been registered in its name in the Licensed Territories in accordance with Section 11.(d) or (f), on or in connection with the sale, importation, distribution, advertisement and promotion of any (1) Licensed Products and (2) such New Products as Licensor shall have, prior to such termination, consented to in accordance with Section 2.(f), in the Licensed Territory.

18.(h) Except as may otherwise be permitted by this Agreement, Licensee acknowledges that its failure to cease the manufacture, sale, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory and/or use in any way of the Patents, Trademarks, Technology and Marketing Information at the termination of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

18.(i) Licensee agrees that, in the event any Licensed Trademark registered in any country or territory within the Licensed Territory shall not have been sufficiently used by Licensee, its Affiliates or Sublicensees in such country or territory for such a period that under the applicable laws of such country or territory, Licensor's ownership right to such Licensed Trademark shall be subject to forfeiture, Licensee shall give notice of such fact to Licensor and Licensor may by written notice terminate the Trademark License with respect to such Licensed Trademark only and shall thereafter have the right to use or license others to use such Licensed Trademark in connection with the manufacture, sale, distribution, advertisement, promotion and exportation of the Licensed Products in such country or territory in the Licensed Territory.

                                  FORCE MAJEURE
                                  -------------

19. If the performance of this Agreement or of any obligation hereunder is prevented, restricted, or interfered with by reason of fire, or other casualty or accident, strikes or labor disputes, inability to procure raw materials, delays in transportation, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency (including but not limited to the foreign exchange controls of any country or territory in the Licensed Territory applicable to Licensee or any Sublicensee), or any other act or condition whatsoever beyond the reasonable control of the parties hereto, the party so affected, upon giving prompt notice to the other party, shall be executed from such performance to the extent of such prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed and shall faithfully provide substitute performance as the parties hereto may reasonably agree.

                               DISPUTE RESOLUTION
                               ------------------

20. The parties shall comply with all of the provisions of this Agreement in the spirit of good faith, and any controversy, dispute or question between the parties hereto arising out of or in relation to this Agreement shall be settled, as reasonably as possible, by mutual amicable consultation between both parties. However, any such controversy, dispute or question between the parties hereto which cannot be settled within a reasonable period of time after written notice by one party to the other of the existence of such controversy, dispute or question may be adjudicated in the Tokyo District Court, Tokyo, Japan or any court of the State of New York or any Federal court of the United States of America located in the City and State of New York, United States of America, as the party commencing such action may elect. Licensor and Licensee each hereby submits to and accepts the personal jurisdiction of the aforesaid courts in connection with any such controversy, dispute or question and agrees that any such court is a convenient forum. Licensor and Licensee each further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such party at its address set forth in Section 16.

                           TRANSFER OF TECHNICAL DATA
                           --------------------------

21. Licensee agrees that none of the Patents, Technology or Equipment received directly or indirectly from Licensor shall be transshipped directly or indirectly to those countries to which such transshipment is prohibited by the laws, statutes, and regulations of the United States of America as they may from time to time be amended. Furthermore, none of the products made using the Patents, Technology or Equipment shall be exported directly or indirectly to countries to which such exportation is prohibited by the laws, statutes and regulations of the United States of America as these laws, statutes and regulations may from time to time be amended.

                                   INTEGRATION
                                   -----------

22. This Agreement and all related agreements being executed simultaneously herewith or by their terms, effective on even date herewith, embody the entire understanding between the parties relating to the subject matter hereof and all prior representations or agreements relating to the subject matter hereof are superseded and replaced by this Agreement as of the date of signing by both parties.

                                  SEVERABILITY
                                  ------------

23. The parties agree that (1) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (2) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (3) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

                                    CAPTIONS
                                    --------

24. The titles to the Sections of this Agreement are included herein solely for convenience, are not a part of this Agreement and do not in any way limit or amplify the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


                                   SIMMONS U.S.A. CORPORATION




                                   By  /s/ Robert A. Magnusson
                                      ---------------------------------------
                                            Robert A. Magnusson
                                            President



Witness:



/s/
- -----------------------------------


                                   SJL INVESTMENT LIMITED




                                   By  /s/ Tormod Isetorp
                                      ---------------------------------------
                                            Tormod Isetorp
                                            Representative Director



Witness:



- -----------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

                                   SIMMONS U.S.A. CORPORATION




                                   By  /s/ Robert A. Magnusson
                                      ---------------------------------------
                                            Robert A. Magnusson
                                            President



Witness:



/s/
- -----------------------------------


                                   SJL INVESTMENT LIMITED




                                   By  /s/ Tormod Isetorp
                                      ---------------------------------------
                                            Tormod Isetorp
                                            Representative Director



Witness:


/s/ P. D. Cleary
- -----------------------------------
     P.D. Cleary